EXHIBIT 11
                             TEXFI INDUSTRIES, INC.
                        COMPUTATION OF EARNINGS PER SHARE
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                                                                        THIRTEEN WEEKS ENDED        THIRTY-NINE WEEKS ENDED
                                                                         JULY 31,   August 1,       JULY 31,        August 1,
                                                                           1998       1997            1998            1997
                                                                        ---------   ---------       ---------      ---------
NUMBER OF SHARES OF COMMON STOCK OUTSTANDING:
  Balance at beginning of period ................................     8,859,098      8,841,696      8,859,098      8,735,491
  Deferred compensation .........................................          --             --             --          106,205
                                                                      ---------      ---------      ---------      ---------
  Balance at end of period ......................................     8,859,098      8,841,696      8,859,098      8,841,696
                                                                      =========      =========      =========      =========

BASIC:
  Net (loss) income .............................................   $(4,050,000)   $  (668,000)   $(7,715,000)   $   885,000
                                                                    ===========    ===========    ===========    ===========


  Weighted average number of common
     shares outstanding .........................................     8,859,098      8,841,696      8,859,098      8,791,646
                                                                      =========      =========      =========      =========


  Per common share amounts:
      Net income (loss) .........................................   $      (.46)   $      (.07)   $      (.87)   $       .10
                                                                    ===========    ===========    ===========    ===========


DILUTED:
  Net (loss) income .............................................   $(4,050,000)   $  (668,000)   $(7,715,000)   $   885,000
                                                                    ===========    ===========    ===========    ===========



Weighted average number of shares outstanding:
Common stock outstanding for the period
     based on a daily weighted average ..........................     8,859,098      8,841,696      8,859,098      8,791,646
    Common stock equivalents - outstanding stock
     options computed on the treasury stock
     method using average market price ..........................          --           66,249           --           75,974
                                                                      ---------      ---------      ---------      ---------
                                                                      8,859,098      8,907,945      8,859,098      8,867,620
                                                                      ---------      ---------      ---------      ---------
Increase in common shares assuming conversion
    of the 11-1/4% Convertible Senior Subordinated
    Debentures ..................................................          --          475,783           --          498,826
                                                                      ---------      ---------      ---------      ---------
Weighted average number of common
    shares outstanding ..........................................     8,859,098      9,383,728      8,859,098      9,366,446
                                                                      =========      =========      =========      =========

Per common share amounts: Excluding convertible debenture shares:
     Net (loss) income ..........................................   $      (.46)   $      (.07)   $      (.87)   $       .10
                                                                    ===========    ===========    ===========    ===========
  Including Convertible Debenture Shares:
     Net (loss) income ..........................................   $      (.46)   $      (.06)   $      (.87)   $       .10
                                                                    ===========    ===========    ===========    ===========
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